UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2024

CHAMPION HOMES, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-04714	35-1038277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

775 West Big Beaver Road Troy, Michigan	48084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 614-8211

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SKY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Succession

On December 13, 2024, the Board of Directors (the “Board”) of Champion Homes, Inc. (the “Company”) appointed Timothy Larson as President and Chief Executive Officer (“CEO”) of the Company, effective immediately, succeeding Mark Yost.

In addition, on December 13, 2024, Mr. Yost resigned from the Board. Mr. Yost’s resignation was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices.

In connection with his separation from the Company, Mr. Yost will be entitled to receive the payments and benefits pursuant to Section 5(d) of the Executive Employment Agreement, dated September 5, 2019 and effective as of June 1, 2019, between him and the Company, as well as certain entitlements pursuant to the award agreements governing his outstanding equity incentive awards, in each case, subject to his timely execution and non-revocation of a separation agreement containing, among other things, a customary release of claims and reaffirmation of his agreement to certain restrictive covenants related to confidentiality, non-competition and non-solicitation of customers and employees.

On December 13, 2024, Mr. Larson was also appointed as a member of the Board, effective as of such date, to hold office until the Company’s 2025 annual meeting of shareholders and until his successor is duly elected and qualified or until his earlier resignation or removal.

Mr. Larson, age 50, joined the Company in May 2021 as Chief Growth Officer. Prior to that, he served as Chief Marketing Officer and Senior Vice President, Global Customer Excellence, for Polaris Inc. (formerly Polaris Industries Inc.), a global manufacturer of powersports vehicles, from August 2013 to January 2018, and as President and Chief Executive Officer of Jostens, Inc., a provider of specialty products and services to the school and professional sports channels, from January 2008 to January 2013.

There are no arrangements or understandings between Mr. Larson and any other persons pursuant to which Mr. Larson was selected as President and CEO of the Company or appointed as a member of the Board. There are no family relationships between Mr. Larson and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement with Mr. Larson

In connection with his appointment as President and CEO, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Larson, dated as of December 13, 2024 (the “Effective Date”). Pursuant to the terms of the Employment Agreement, Mr. Larson is entitled to receive an annual base salary of $650,000 and an annual cash bonus, with a target and maximum annual bonus opportunity equal to 138.5% and 277% of annual base salary, with the actual annual bonus amount, if any, based on the achievement of certain performance objectives set by the Board. In addition, pursuant to the terms of the Employment Agreement, Mr. Larson will be eligible to participate in the Company’s long-term incentive plan (the “Plan”) with, beginning at the start of the Company’s 2026 fiscal year, an annual target long-term incentive award of $3,000,000, with the actual amount, if any, determined by the Board based on Mr. Larson’s performance against certain performance objectives set by the Board. The Employment Agreement also provides that, as soon as practicable following the Effective Date, and subject in each case to the terms of the Plan and the applicable grant agreement, Mr. Larson will be granted: (i) a one-time award of restricted stock units (“RSUs”) having an aggregate value on the Effective Date of $1,000,000, and (ii) an additional 2025 “top up” award of RSUs having an aggregate value on the Effective Date of $535,266.67, which awards shall vest pro-ratably on each of the first three anniversaries of the Effective Date.

The Employment Agreement provides for certain severance payments and other benefits if Mr. Larson’s employment with the Company is terminated other than for “cause” or if Mr. Larson resigns his employment for “good reason” (as both such terms are defined therein). In each such case, subject to the timely execution and non-revocation of a separation agreement containing a customary release of claims and reaffirming continued compliance with the restrictive covenants set forth in the Employment Agreement, Mr. Larson would be entitled to receive base salary continuation for a period of twenty-four (24) months following the termination date, contributions to the premium cost of Mr. Larson’s continued participation in the Company’s group medical and dental plans, subject to any applicable employee contribution, for a period of twenty-four (24) months following the termination date, and an annual bonus at the target level for both the Company’s fiscal year in which the termination occurs and the immediately following Company fiscal year, with such bonuses payable at the same time as bonuses are paid to Company executives generally.

The Employment Agreement contains customary provisions regarding the reimbursement of business and travel expenses, a directors and officers indemnification agreement, protection of confidential information, assignment of intellectual property and non-disparagement, as well as certain restrictive covenants regarding non-competition, non-solicitation of customers and non-solicitation of employees that apply during Mr. Larson’s term of employment and for a period of twenty-four (24) months after termination of his employment for whatever reason.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the appointment of Mr. Larson as President and CEO and to the Board is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The press release, and the information set forth therein, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in the filing unless specifically stated so therein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release issued by Champion Homes, Inc., on December 13, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date December 13, 2024

CHAMPION HOMES, INC.

By:	/s/ Laurel Krueger
Name:	Laurel Krueger
Title:	Sr. Vice President, General Counsel & Secretary